Exhibit F

               [LETTERHEAD OF CLEARY, GOTTLIEB, STEEN & HAMILTON]


Writer's Direct Dial: (212) 225-2982
E-Mail: ccorrales@cgsh.com
                                                               January 22, 2003


The Republic of Peru
Ministry of Economy and Finance
Jr. Junin, 319
Lima 1
Peru


Ladies and Gentlemen:

                  We have acted as special United States counsel to the Republic of Peru (the "Republic") in connection with the preparation and filing by the Republic with the Securities and Exchange Commission (the "Commission") under Schedule B of the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement filed on the date hereof (the "Registration Statement") and the form of Fiscal Agency Agreement filed as an exhibit thereto (the "Fiscal Agency Agreement"), pursuant to which the Republic proposes to issue and sell from time to time up to $1,000,000,000 aggregate principal amount of its debt securities ("Securities"), Warrants and/or Units. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Registration Statement.

                  We have examined and relied on the originals or copies, certified or otherwise identified to our satisfaction, of such instruments and other documents, and we have made such investigations of law, as we have deemed appropriate, as a basis for the opinion expressed below.

                  Based on the foregoing and subject to the further assumptions and qualifications set forth below, it is our opinion that when (i) the Fiscal Agency Agreement under which the Securities are issued has been duly authorized by the Republic and duly executed and delivered by the parties thereto; (ii) an Authorization, substantially in the form filed as an exhibit to the Fiscal Agency Agreement, establishing the terms of a series of the Securities has been duly authorized by the Republic and duly executed and delivered by the Republic in accordance with the Fiscal Agency Agreement; and (iii) the Securities, in substantially the form set forth as an exhibit to the Fiscal Agency Agreement and annexed to the Authorization, have been duly authorized by the Republic and duly executed and authenticated in accordance with the Fiscal Agency Agreement, and duly delivered and paid for by the purchasers thereof, such Securities will constitute valid, binding and enforceable obligations of the Republic, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, to general principles of equity and to possible judicial action giving effect to foreign governmental actions or foreign laws affecting creditors' rights.

                  In giving the foregoing opinion, we have assumed that (a) the Republic and each other party to the Fiscal Agency Agreement will at the time it is executed satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Republic regarding matters of the federal law of the United States of America or the law of the State of New
York), (b) any terms of the Securities that are not contained in the forms thereof set forth as an exhibit to the Fiscal Agency Agreement will comply with applicable law and will be valid, binding and enforceable, and (c) the interest rate on the Securities will not exceed the maximum rate permitted by applicable law. In addition, we note that the enforceability in the United States of the waiver by the Republic of its immunities from court jurisdiction and from legal process, as set forth in the Fiscal Agency Agreement and the Securities, is subject to the limitations imposed by the United States Foreign Sovereign Immunities Act of 1976.

                  The foregoing opinion is limited to the federal law of the United States of America and the law of the State of New York. In particular, to the extent that the law of Peru is relevant to the opinions expressed above, we have, without making any independent investigation, assumed the correctness of, and our opinion is subject to any qualifications, assumptions and exceptions set forth in, the opinion of the Chief of the General Office of Legal Counseling at the Ministry of Economy and Finance of the Republic, dated the date hereof and included as Exhibit E to the Registration Statement filed as of the date hereof.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement filed on the date hereof and to the references to us under the heading "Validity of the Securities" in the prospectus included in the Registration Statement filed on the date hereof. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act, or the rules and regulations of the Commission issued thereunder.

                                        Very truly yours,

                                        CLEARY, GOTTLIEB, STEEN & HAMILTON



                                        By:   /s/ Carmen A. Corrales
                                            ----------------------------------
                                              Carmen A. Corrales, a Partner